Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Manhattan Bancorp and Subsidiary of our report dated March 20, 2008 relating to our audit of the consolidated financial statements of Manhattan Bancorp and Subsidiary, which appears in the Annual Report on Form 10-K/A of Manhattan Bancorp and Subsidiary for the year ended December 31, 2007.

/s/Vavrinek, Trine, Day & Co., LLP
Rancho Cucamonga, California
July 10, 2008